ASSIGNMENT OF LEASE


      THIS  ASSIGNMENT  is executed as of  the  4th  day  of

August, 1995 (the "Effective Date"), by and between Arkansas

Power  &  Light  Company, ("AP&L"), an Arkansas  corporation whose  principal  place of business is  located  at  425  W.

Capitol  Avenue,  Little  Rock,  Arkansas  72201,  and  Helm

Financial  Corporation  ("Helm"), a  California  corporation

whose  principal  place  of  business  is  located  at   One

Embarcadero  Center,  Suite 3500, San Francisco,  California

94111.

      Whereas System Fuels, Inc., as Lessee, entered into  a

Lease  of  Railroad  Equipment (the  "Lease")  dated  as  of

November  2, 1979 with First Security State Bank, as  Lessor and  as  Trustee, concerning the lease of approximately  600 steel gondola railcars (hereinafter, the "Railcars");

      Whereas  First  Security State Bank  entered  into  an

Assignment  of  Lease and Agreement with  Metropolitan  Life

Insurance  Company as collateral security  for  payment  and performance of obligations of First Security State  Bank  to

Metropolitan Life Insurance Company;

      Whereas  the Lease was amended by Amendment  to  Lease

dated  August  17,  1988  (the  Lease,  as  amended  by  the

Amendment  to  Lease,  is hereinafter  referred  to  as  the

"Lease, as amended");

      Whereas  System Fuels, Inc. subsequently assigned  its

interest  in the Lease, as amended, and the Railcars  leased thereunder to AP&L;

     Whereas the interests of First Security National Bank &

Trust   Company   of   Lexington  and  Westinghouse   Credit

Corporation as owners of the Railcars have been acquired and

are   now  owned  by  Helm  Locomotive  Leasing  Corporation

("Locomotive"), a California corporation;

      Whereas  AP&L  desires to assign  its  rights,  title,

interest,  obligations, and liabilities  under  and  to  the

Lease,  as  amended,  and the Railcars  to  Helm,  and  Helm desires to accept the same;

      Whereas  the  Lease, as amended,  requires  the  prior

written  consent  of  First  Security  State  Bank,  or  its successor, and Metropolitan Life Insurance Company  to  this assignment;

     Whereas Helm has represented to AP&L that Locomotive is

a  separate  legal entity from Helm and that  all  necessary

consents to the assignment herein have been obtained;   Now,

therefore, AP&L and Helm agree as follows:

      1.   Effective on the Effective Date, AP&L assigns  to

Helm  and  Helm accepts the assignment from AP&L of  all  of

AP&L's  right, title, interest, obligations, and liabilities in,  to,  and under the Lease, as amended, and any  and  all

Railcars   leased  under  the  Lease,  as   amended.    Helm

acknowledges  that there are presently 587  Railcars  leased under the Lease, as amended.

      2.    Helm  shall  indemnify, defend,  and  save  AP&L

harmless  from  and  against any and  all  claims,  demands,

losses,  damages, and liabilities, of whatever kind, nature,

and  character  whatsoever  that accrue  (a)  subsequent  to

Delivery  (as defined in Paragraph 5(e)), in the event  that such claim demand, loss, damage, or liability relates to  or arises in connection with operation or maintenance of one or more  individual Railcars, or (b) subsequent to  or  on  the

Effective  Date, in the event that such claim demand,  loss,

damage,  or liability otherwise arises out of or in any  way

relates  to this assignment or the Lease, as amended.   AP&L

shall  indemnify,  defend, and save Helm harmless  from  and against  any  and all claims, demands, losses, damages,  and

liabilities,   of  whatever  kind,  nature,  and   character

whatsoever that accrue (a) prior to Delivery, in  the  event that  such claim, demand, loss, damage, or liability relates to  or arises in connection with operation or maintenance of one or more individual Railcars, or (b) before the Effective

Date, in the event that such claim, demand, loss, damage, or liability  otherwise arises out of or in any way relates  to

this  assignment  or the Lease, as amended.   The  indemnity

granted  in  this paragraph shall include without limitation claims,  demands,  losses, damages, and liabilities  arising from  indemnity  obligations  contained  in  the  Lease,  as

amended.   The  parties agree that they will  not  indemnify

each other against each other's negligence.

     3.   Helm represents and warrants:

             a.  That Locomotive and Helm are separate legal

                 entities, and this assignment

                 does not terminate the Lease, as amended;

              b. That First Security Bank of Utah, N.A. has

                 provided written consent to the

                 assignment contained herein; and

              c. That Metropolitan Life Insurance  Company

                 has provided written consent

                 to the assignment contained herein.

      4.    At  its  own  expense,  Helm  shall  cause  this

Assignment of Lease to be filed where required by law.

      5.    AP&L will deliver the Railcars to Helm and  Helm

shall inspect the Railcars as follows:

              a.  AP&L will deliver the Railcars to Helm  in

                  multiple lots on multiple days in

                  a storage yard chosen by AP&L located in Chanute,

                  Kansas, with freight prepaid to Coffeeville, Kansas.

               b. The  Railcars  will  be  delivered  in  a

                  condition that meets the standards

                  contained in the Association of American Railroads

                  Interchange Rules ("AAR   Rules")   and   the   Federal

                  Railroad Administration Regulations ("FRA  Standards").

                  The AAR Rules and  the  FRA  Standards are

                  collectively referred to herein as the "Standards.

              c.  When AP&L considers that a lot of Railcars

                  is ready for delivery, it will so

                  notify Helm by facsimile transmission to (415) 398-

                  4816.  Helm will then be allowed fourteen (14) working

                  days within which to conduct, together

                  with  AP&L,  a joint inspection of  the  Railcars

                  described in the facsimile transmission  notice.

                  M Railcars that  meet  the  Standards will be accepted

                  by Helm at the conclusion of the inspection.  Any

                  Railcar that does not meet  the  Standards  will  be

                  repaired  to  the  Standards by AP&L at its

                  expense, and upon the completion of such  repairs

                  shall be accepted by Helm.   Should Helm not conduct

                  an inspection  of any Railcar within

                  fourteen  (14)  working  days  of  the  facsimile

                  transmission notice described above,  Helm  will be

                  deemed to have  waived  its  right to conduct an

                  inspection, such Railcar will be deemed  to  meet

                  the Standards, and Helm will be deemed to have accepted

                  such Railcar.

              d.  The preceding paragraph does not apply  to

                  Railcars inspected by Helm prior  to  the  Effective

                  Date.   All  Railcars  inspected by Helm and AP&L

                  prior to the Effective Date and determined to meet

                  the Standards will be  deemed  accepted by Helm on the

                  Effective  Date.  Any Railcar inspected by

                  Helm  prior to the Effective Date and  determined

                  not to meet the Standards will be deemed accepted by

                  Helm on the latter  of the Effective Date or the

                  date of completion of repairs needed to bring such

                  Railcar to the Standards.

              e.  Helm's acceptance of a Railcar, whether by

                  execution of this assignment, by  voluntary  act,

                  or  by  waiver,  constitutes "Delivery" of that Railcar,

                  as  that term is used herein.

              f.  After Delivery but before Helm's movement of any Railcar,

                  Helm will change the Railcar's reporting marks and AEI

                  tags to remove references to System Fuels, Inc. and/or AP&L.

      6.   Under the Lease, as amended, rentals are next due and payable on

      January 1,  1996.   On  that  date, AP&L shall pay  the  Lessor  the

      following:

              a.  One-third of the total rental payment then due; plus

              b.  For  each Railcar not made available  for

                  Helm's inspection on or before August  31,  1995,

                  an amount equal to  the  Daily Rate, as defined below,

                  multiplied  by  the number of days  that  elapses

                  between August 31, 1995 and the  day that is four (4)

                  working days after AP&L provides Helm with the

                  facsimile transmission  notice  described in

                  Paragraph 5(c) above; plus

              c.  For  each Railcar not made available  for inspection

                  by Helm on or before August  31,  1995  and that  upon

                  inspection is determined to require repair to

                  meet  the Standards, an amount equal to the Daily

                  Rate, as defined below, multiplied  by  the number of

                  days  that  elapses between the day that is four

          (4) working days after AP&L provides Helm with the facsimile transmission  notice described in Paragraph  5(c)

              above and the day that the repairs  needed  to  bring such

              Railcar  to  the Standards are completed and accepted by Helm.

Helm  shall pay the balance of the total rental payment  due on  January  1, 1996 and all rental payments due thereafter.

"Daily  Rental" as used herein means an amount equal to  the total rental payable under the Lease, as amended, on January

1, 1996, divided by 108,008.

              7.   Helm  shall not be paid any  compensation

regarding nor shall Helm receive reimbursement of any of its expenses incurred in  connection with this assignment from AP&L or any of its affiliates.

     Thus done and signed in the presence of the undersigned

witnesses, as of the day and date first mentioned above.

WITNESSES:
/s/Iris S. Stanfield         ARKANSAS POWER & LIGHT COMPANY
                             BY:  ENTERGY SERVICES, INC.

/s/Joyce LaNell DuBose            By:/s/ Roy A. Giangrosso
                                     Roy A. Giangrosso
                                     Director, Coal Supply



/s/                           HELM FINANCIAL CORPORATION


/s/                           BY: /s/ Richard C. Kirchner
                                  Richard C. Kirchner
                                  President

STATE OF LOUISIANA

PARISH OF ORLEANS



    On this 4th day of August, 1995, before me, Alan H. Katz, a Notary Public duly commissioned in and for the Parish of Orleans, State of Louisiana, personally came and appeared Roy A. Giangrosso, to me personally known, who, being by me sworn, deposed and said that he is the Director of Coal Supply of Entergy Services, Inc., that Entergy Services, Inc. is the duly authorized special agent of Arkansas Power & Light Company with regard to the foregoing instrument, that said instrument was signed by him on behalf of Arkansas Power & Light Company, in its own fight, and Entergy Services, Inc., as special agent of Arkansas Power & Light Company, by authority of their boards of directors, and he acknowledged that the foregoing instrument has been executed as the free act and deed of Arkansas Power & Light Company.

                              Witness my hand and official seal.


                              /s/ Alan H. Katz
                              NOTARY PUBLIC
                              My commission expires upon my death.


STATE OF CALIFORNIA

COUNTY OF SAN FRANCISCO

      On this 14th day of August, 1995, before me, Emma S. Ortega, a Notary Public duly commissioned and qualified in and for the County of San Francisco, State of California, personally came and appeared Richard C. Kirchner, to me personally known, who, being by me sworn, deposed and said that he is the President of Helm Financial Corporation, that the foregoing instrument was signed by him on behalf of said corporation by authority of its board of directors, and that he acknowledged that the foregoing instrument has been executed as the free act and deed of said corporation.

                              Witness my hand and official seal.


                              /s/ Emma Susan Ortega
                              NOTARY PUBLIC
                              My commission expires: June 16, 1999